UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  8/1/2013

Amfil Technologies Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  33-2775-A

New York	13-3296819
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

77 Davisville Ave., Suite 2317, Toronto, M4S 1G4. Ontario, Canada
 (Address of principal executive offices, including zip code)

647 389 2260
(Registrant’s telephone number, including area code)

805 Fiero Lane Suite F
San Luis Obispo, CA 93401
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a)
On August 1st, 2013, the Board of Directors of Amfil Technologies, Inc. in sequence with an LOI submitted on July 16th, 2013, duly entered into a Definitive Acquisition Agreement with Interloc-Kings Inc. in compliance with a majority shareholder consent that had been obtained to do so. The Definitive Acquisition Agreement is more particularly described in the attached exhibits. The Acquisition of Interloc-Kings Inc. with it market expandability potential and its growing product lines and systems brings renewed vitalization into the company along with the  commitment to continue to explore opportunities with the gold exploratory projects.

ITEM 5.02  ELECTION OF DIRECTOR;

(a)
On August 1st, 2013, the Board of Directors approved the appointment of Mr. Roger Mortimer to the Board of Directors and as President of Amfil Technologies, Inc.  Mr. Mortimer has a B.A. from Wilfred Laurier University. Mr. Mortimer established Interloc-Kings Inc. April 2009 and increased yearly customer base by over 400% in past 4 years and has become one of the largest residential service companies in the region.

Mr. Mortimer developed a network of relationships /contacts and strategic alliances in his related industry with some of the largest suppliers, distributors and competitors in the industry.

His strong communication and inter-personnel skills will also be a valuable asset to the company.

This Form 8-K may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995; The actual results could differ materially from those set forth in the forward looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, reliance on key strategic alliances, availability of raw materials, the regulatory environment, fluctuations in operating results, and other risks.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amfil Technologies Inc

August 1st , 2013	By:	Larry Leverton
Larry Leverton
Secretary/Vice President and
Director

EXHIBIT INDEX

Exhibit No.	Description
EX-1	Definitive Acquisition Agreement between AMFIL Technologies, Inc. and Interloc-Kings Inc.

EX-2	Definitive Acquisition Agreement signatures